EX-10.2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of May 31, 2022 (this “Agreement”), is entered into by Deerfield Partners, L.P. (“Stockholder”) and CareMax, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the Company is party to that certain Agreement and Plan of Merger (in the form provided to Stockholder prior to the date hereof, the “Merger Agreement”), dated as of the date hereof, by and among (i) the Company, Sparta Merger Sub I, Inc., a Delaware corporation, Sparta Merger Sub II, Inc., a Delaware corporation, Sparta Merger Sub III, Inc., a Delaware corporation, Sparta Merger Sub I, LLC, a Delaware limited liability company (“Merger LLC I”), Sparta Merger Sub II, LLC, a Delaware limited liability company (“Merger LLC II”), Sparta Merger Sub III, LLC, a Delaware limited liability company (“Merger LLC III” and collectively with Merger LLC I and Merger LLC II, “Merger LLCs”), Sparta Sub, Inc., a Delaware corporation (“SACN Holdco”), SNCN Holdco Inc., a Delaware corporation (“SNCN Holdco”), SICN Holdco, Inc., a Delaware corporation (“SICN Holdco”), Sparta Holding Co. LLC, a Delaware limited liability company (the “Seller”), and Steward Health Care System LLC, a Delaware limited liability company (“SHCS”) pursuant to which SNCN Holdco, SICN Holdco, and SACN Holdco will become indirect wholly-owned subsidiaries of the Company, and the Company will issue to Seller shares of class A common stock, par value $0.0001 per share (“Common Stock”), of the Company (such transactions, as provided in, and subject to the terms and conditions of, the Merger Agreement, collectively, the “Transaction”); and

WHEREAS, as of the date hereof, Stockholder beneficially owns 15,861,090 outstanding shares of Common Stock (all such shares, or any successor outstanding shares of the Company of which ownership of record or the power to vote is hereafter acquired by Stockholder prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.
Agreement to Vote. During the period commencing on the date hereof and ending upon the termination of this Agreement as provided in Section 3 hereof (the “Voting Period”), Stockholder, with respect to its Shares, hereby irrevocably agrees to (1) appear at any meeting of stockholders of the Company called to act upon the approval of the Merger Agreement and the Transaction (a “Stockholders’ Meeting”) in person or proxy or otherwise cause the Shares to be counted as present thereat for the purpose of establishing a quorum, and (2) vote, or cause to be voted or consented at a Stockholders’ Meeting, or in any action by written consent of stockholders in lieu of a meeting, all of the outstanding Shares beneficially owned as of the record date for such meeting (a) in favor of the approval of the Merger Agreement and the Transaction, including the issuance of shares of Common Stock to Seller pursuant to the Merger Agreement, (b) in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement and the Transaction and considered and voted upon by stockholders of the

Company upon the recommendation of the board of directors of the Company, and (c) against any proposal, action or agreement that, to the knowledge of Stockholder, following notice from the Company, would reasonably be expected to result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled. The obligations of Stockholder specified in this Section 1 shall not apply if the Transaction or any action described above is not recommended by the board of directors of the Company. During the Voting Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 1.

Nothing in this Agreement shall be deemed to impose any obligation or limitation on votes or actions taken by any director, officer, employee or agent of Stockholder or by Stockholder (if Stockholder is a natural person), in either case, in his or her capacity as a director or officer of the Company. Stockholder is executing this Agreement solely in such capacity as a record or beneficial holder of Shares.

2.
Transfer of Shares. Until the Expiration Time, Stockholder agrees that it shall not, directly or indirectly, sell, assign, transfer (including by operation of law), allow the creation of a lien, pledge, distribute, dispose of or otherwise encumber any of the Shares, either voluntarily or involuntarily (collectively, “Transfer”), deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or otherwise agree or offer to do any of the foregoing; provided, that, Transfers by Stockholder are permitted to an affiliate of Stockholder (including any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Stockholder) (a “Permitted Transfer”) only if, as a precondition to such Transfer, the transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a joinder memorializing such agreement or otherwise agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of, this Agreement. Any Transfer in violation of this Section 2 with respect to the Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in Stockholder.
3.
Termination. This Agreement and the obligations of Stockholder under this Agreement shall automatically terminate upon the earliest of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date of any amendment or other modification to, or waiver of any provision of, the Merger Agreement or any of the agreements, instruments or documents contemplated thereby (or forms thereof) that (i) purports to (A) increase the number of shares of Common Stock issuable to Seller pursuant to the Merger Agreement or otherwise increase or change the form of the Purchase Price, (B) change the conditions for issuance of the Earnout Class A Shares, or (C) increase the voting rights or materially reduce the voting obligations of Seller or any of its Affiliates or (ii) is otherwise materially adverse to Stockholder and made without Stockholder’s prior written consent and (d) February 25, 2023 (the earliest of (a), (b), (c) and (d), the “Expiration Time”). Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any breach of this Agreement occurring prior to its termination. For the avoidance of doubt, nothing contained in this Agreement shall obligate, or be deemed to obligate, Stockholder to vote or cause to be voted any Shares in favor of, or to take any other action in support of, any amendment or other modification to, or waiver of any provision of, the Merger Agreement that would entitle Stockholder to terminate this Agreement pursuant to the foregoing provisions of this Section 3.
4.
Stockholder Representations and Warranties. Stockholder has the necessary power, authority and capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject only to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Stockholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the execution, delivery and performance of this Agreement by Stockholder will not (i) conflict with or violate any Law applicable to Stockholder or by which Stockholder or any of Stockholder’s assets is or may be bound or affected or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Shares pursuant to, any of Stockholder’s organizational documents or any contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or assets is or may be bound or affected, except for any of the foregoing in clauses (i) and (ii) as would not reasonably be expected to impair Stockholder’s ability to perform its obligations under this Agreement in any material respect. Stockholder beneficially owns (of record or otherwise), and has the power to vote or cause to be voted, the Shares (free and clear of any Liens) and does not own or have the power to vote any shares of capital stock or other securities of the Company, or any option, warrant, convertible note or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the Shares.
5.
Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive Laws of Delaware applicable to contracts executed and to be wholly performed within Delaware.
6.
Forum Selection; Consent to Jurisdiction; Waiver of Jury Trial.
(a)
Any Proceeding against any party or arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the state or federal courts located in the Designated Courts, and the parties accept the exclusive jurisdiction of the Designated Courts for the purpose of any Proceeding. Each party agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party in accordance with Section 13.01 of the Merger Agreement shall be effective service of process for any action, suit or proceeding brought against such party in any such court. The Company hereby designates the individual listed in Section 13.01 of the Merger Agreement to whom notice may be given on behalf of the Company or any of its Subsidiaries as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of Stockholder. Stockholder hereby designates the individual listed on its signature page hereto to whom notice may be given on behalf of Stockholder as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company.
(b)
In addition, each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any Designated Court or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any Proceedings brought in the Designated Courts has been brought in an inconvenient forum.
(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF, OR WITH RESPECT TO, THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 6. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
7.
Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (.pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.
8.
Amendment. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and Stockholder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

9.
Binding Effect. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein or therein shall be construed to give any other person any legal or equitable rights hereunder.
10.
Specific Performance. Stockholder hereby acknowledges that irreparable damage would occur to the Company in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and recognize and affirm that in the event of a breach of this Agreement by Stockholder, money damages would be inadequate and the Company would have no adequate remedy at Law. Accordingly, Stockholder agrees that the Company shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and Stockholder’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).
11.
Third Party Beneficiaries. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.
12.
Fees. The Company shall promptly reimburse Stockholder for all reasonable legal fees and expenses incurred in connection with the negotiation, documentation and closing of this Agreement.
13.
Construction. Each party herein expressly represents and warrants to the other party that before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said party has relied solely and completely upon its own judgment in executing this Agreement; said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and among the parties and their respective counsel. This Agreement shall be deemed drafted jointly by the parties and nothing shall be construed against one party or another as the drafting party.
14.
Severability. If any provision or part of any provision of this Agreement, or the application of any such provision or part thereof to any Person or set of circumstances, shall be determined to be invalid or unenforceable in any jurisdiction to any extent, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable Law so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances or in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P.,

its General Partner

By: J.E. Flynn Capital, LLC,

its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

Address for Notices:

c/o Deerfield Management Company, L.P.

345 Park Avenue South, 12th Floor

New York, NY 10010

Attn: Legal Department

E-mail:

CAREMAX, INC.

By: /s/ Carlos de Solo
Name: Carlos de Solo
Title: Chief Executive Officer

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